UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

AMERICAN SCIENCE AND ENGINEERING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, MA 01821

July 28, 2006

To our stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of American Science and Engineering, Inc. to be held Thursday, September 14, 2006 at 10:30 a.m. at the Dolce International Conference Center, 44 Middlesex Turnpike, Bedford, Massachusetts. The Board of Directors and management look forward to personally greeting those stockholders who attend.

The accompanying Proxy Statement asks for your vote to re-elect the nominated directors to another one-year term. Our Board of Directors is elected each year by the stockholders to a one-year term.

The Board of Directors would also like stockholders to ratify its selection of Vitale, Caturano & Company, Ltd., registered public accountants, as auditors for the fiscal year ending March 31, 2007.

The Board of Directors of your Company recommends that you vote FOR these proposals. If you have any questions, please call me, our Chairman, General William Odom, or Ken Galaznik, our Chief Financial Officer and Treasurer, at 800-225-1608.

Thank you for your consideration and I look forward to seeing you at our Annual Meeting on September 14, 2006.

Very truly yours,

Anthony R. Fabiano
President and CEO

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 14, 2006

The Annual Meeting of Stockholders of American Science and Engineering, Inc. (the “Company”) will be held Thursday, September 14, 2006, at 10:30 A.M., at the Dolce International Conference Center, 44 Middlesex Turnpike, Bedford, Massachusetts, for the following purposes:

(1) To elect the persons named in the accompanying Proxy Statement to serve as Directors until the next Annual Meeting and until their successors are elected and qualified;

(2) To ratify the selection of Vitale, Caturano and Company, Ltd., independent registered public accountants, as auditors for the fiscal year ending March 31, 2007; and

(3) To consider and act upon any other business that may properly come before the meeting and any adjournment or adjournments thereof.

Our Proxy Statement containing information for stockholders accompanies this Notice and a copy of our Annual Report for the fiscal year ended March 31, 2006 is also enclosed.

The Board of Directors has fixed the close of business, July 27, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

William F. Grieco
Vice President, General Counsel and Clerk
July 28, 2006

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

PROXY STATEMENT

The enclosed Proxy is solicited by the Board of Directors of American Science and Engineering, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, September 14, 2006, at 10:30 a.m. at the Dolce International Conference Center, 44 Middlesex Turnpike, Bedford, Massachusetts, and at any adjournment of the meeting (the “Meeting”). The matters to be considered and acted upon at the Meeting are described in the attached notice of the Meeting and in this Proxy Statement.

Stockholders of record at the close of business on July 27, 2006 are entitled to notice of and to vote at the Meeting. Each share of Common Stock of the Company outstanding on the record date is entitled to one vote. As of the close of business on July 27, 2006, 9,146,349 shares of Common Stock of the Company were outstanding. Each share represents the ability to exercise one vote.

We anticipate that this Proxy Statement and the accompanying Proxy will first be mailed to stockholders on or about August 11, 2006.

The votes of the stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock of the Company is necessary to provide a quorum at the Meeting. Directors are elected by a plurality of the affirmative votes cast. Abstentions and broker “non-votes” are each counted as present in determining whether the quorum requirement is satisfied, but are not counted as votes properly cast with respect to the matter. Accordingly, such abstentions and broker “non-votes” will have no effect on the outcome of voting on the election of directors or the ratification of the selection of independent registered public accountants. Abstentions and “non-votes” have the effect of votes against proposals presented to the stockholders other than the election of directors. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

All proxies solicited by the Board of Directors of the Company that are properly executed and returned, but which are not expressly voted, will be voted at the Meeting in accordance with the recommendation of the Board of Directors of the Company, unless such proxies are revoked prior to the Meeting. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or may be revoked in person at the Meeting at any time prior to the voting thereof. Attendance at the Meeting will not, by itself, revoke a proxy.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials, will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by our officers, directors and employees, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in connection with these activities.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members, whose terms expire at the Meeting. The Board of Directors is recommending that the size of the Board be set at eight members and that the eight incumbent Directors identified below be re-elected.

We have included below the principal occupation and other information about the nominees. A plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required to elect each of the nominated directors. Each director will serve for one year and until his successor is elected and qualified. If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, the Board of Directors may designate another nominee and the persons named as proxies will vote all proxies for such nominee. The Board of Directors has no reason to believe that any nominee is unwilling or unable to serve. There are no arrangements between any nominee and any other person relating to such nominee’s nomination.

The Board of Directors recommends a vote FOR each of the below mentioned nominees as directors. Proxies solicited by the Board of Directors of the Company, if properly signed and returned and containing no instructions to the contrary, will be voted FOR electing the nominees listed below as directors of the Company.

Nominees

The names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors are as follows:

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Denis R. Brown	67	Director	April 2004
Anthony R. Fabiano	53	Director	September 2003
		President and CEO
Roger P. Heinisch	68	Director	August 1999
Hamilton W. Helmer	59	Director	February 1993
Ernest J. Moniz	61	Director	October 2002
William E. Odom	74	Director	September 1996
		Chairman	September 1998
Mark Thompson	49	Director	November 2005
Carl W. Vogt	70	Director	June 1997

Mr. Denis R. Brown is a seasoned CEO with significant experience in defense technology, commercial manufacturing, and service businesses. Since 1999, Mr. Brown has been a private investor and has advised a start-up software company serving the idea management market. As Chairman and CEO of Pinkerton, Inc. from 1994 to 1999, he successfully negotiated the merger with Securitas A.B. to form the largest security company in the world and significantly improved performance and shareholder value. From 1992 to 1996, Mr. Brown served as Chairman and principal owner of Engineering Technical Services until he successfully negotiated the company’s sale. He has also served in the capacity of Chairman and CEO at Concurrent Computer Corporation (1990 to 1993), and as President and CEO (1985 to 1990) at Penn Central Industries, Inc. From 1970 to 1985, Mr. Brown served as President-Defense Communications Division and then as Corporate Vice President and Group Executive Defense Space Group for ITT Corporation. Mr. Brown holds a Bachelor’s degree in Slavic Languages from the University of California and a Bachelor’s degree in Communications Engineering from the U.S. Naval Postgraduate

School, Monterey, California. He served as a U.S. Navy Officer from 1962 to 1969. Mr. Brown currently serves on the Board of Trustees of Saint Mary’s College, California.

Mr. Anthony Fabiano was appointed the Company’s President and CEO in September 2003. He brought with him more than 20 years of senior management experience in the manufacture and sale of high technology products for both government and commercial applications. Prior to joining the Company, Mr. Fabiano served for five years as President and Chief Operating Officer at Minneapolis-based Despatch Industries, a leading designer and manufacturer of thermal processing equipment. Prior to Despatch, Mr. Fabiano spent three years as Vice President of Defense Systems Operations at Alliant Techsystems, a Fortune 500 aerospace and defense company with leading positions in propulsion, munitions and composite structure materials. Before advancing to Vice President, he was President of Alliant’s Ferrulmatic Operations division, formerly Ferrulmatic Inc., an engineering and manufacturing company specializing in precision products for the munitions, industrial power tool, fluid control and medical industries. Prior to acquisition by Alliant, Mr. Fabiano worked at Ferrulmatic for more than a decade, where he served as Vice President and General Manager until he was promoted to President and CEO in 1985. Mr. Fabiano holds a Bachelor of Arts degree from Rutgers University.

Dr. Roger P. Heinisch served as Interim President and CEO of the Company from May 2003 to September 2003, and has served on the Company’s Board of Directors since August 1999. In 1968, Dr. Heinisch joined the Honeywell Corporation where he served in various scientific and engineering positions before becoming Director of Research in 1978. In 1980, Dr. Heinisch became the Director of the Systems and Research Center and was named Vice President of the Center in 1982. He became Vice President of Honeywell’s Flight Systems Operations in 1985. In 1988, Dr. Heinisch was appointed Corporate Vice President of Advanced Technology. In 1990, he became Vice President of Materials and Manufacturing for the Defense Systems group. When Alliant Techsystems was spun off from Honeywell in 1991, he assumed the position of Vice President, Engineering with the new company. From 1995 until April of 1997 he also assumed responsibility for Information Systems and Technology at Alliant Techsystems. Dr. Heinisch is a former member of the Army Science Board and has been a member of various Department of Defense review panels and technical boards. Dr. Heinisch holds a B.S. in Nuclear Engineering from Marquette University, a M.S. in Nuclear Engineering from Marquette University and a Ph.D. in Engineering Science from Purdue University. In addition, Dr. Heinisch has been recognized as an Outstanding Engineering Alumnus of Marquette and a Distinguished Engineering Alumnus of Purdue.

Dr. Hamilton Helmer is the originator of a body of business strategy intellectual capital known as Power Dynamics. Power Dynamics is the foundation of the investment strategies of Strategy Capital, a hedge fund management firm, and of the analytical approaches of Deep Strategy, a strategy consulting business. Dr. Helmer currently serves as Managing Director of both Strategy Capital (since 2002) and of Deep Strategy (since 2005). Prior to that, Dr. Helmer served as Managing Director of Helmer & Associates (Deep Strategy’s predecessor firm) from 1982 to 2002. Deep Strategy and Helmer & Associates have served major clients such as Adobe Systems, Hewlett-Packard, John Hancock Mutual Life, Raychem, Pinkerton, Magnavox and Mentor Graphics. Previously, Dr. Helmer was employed at Bain & Company. He holds a Ph.D. in Economics from Yale and is a Phi Beta Kappa graduate of Williams College.

Dr. Ernest Moniz is a Cecil and Ida Green Professor of Physics and Engineering Systems at the Massachusetts Institute of Technology where he has served on the faculty since 1973. At MIT, he served as Head of the Department of Physics and Director of the Bates Linear Accelerator Center, and is currently Co-Director of the Laboratory for Energy and the Environment. From October 1997 to January 2001, he was Undersecretary of the Department of Energy, responsible for the Offices of Science; Fossil Energy; Energy Efficiency and Renewable Energy; Nuclear Energy, Science and Technology; Environmental Management; and Civilian Radioactive Waste Management. He was the Department’s lead negotiator for cooperative programs with Russia dealing with nuclear weapons material control and disposition. Dr. Moniz also served from 1995 to 1997 as Associate Director for Science in the Office of Science and

Technology Policy in the Executive Office of the President. He previously served as a Director of the Company from 1990 to 1995. Dr. Moniz holds a Bachelor of Science degree in physics from Boston College, a doctorate in theoretical physics from Stanford University, and honorary doctorates from the University of Athens, the University of Erlangen-Nurenburg, and Michigan State University. Dr. Moniz is a fellow of the American Association for the Advancement of Science, the Humboldt Foundation, and the American Physical Society and is also a member of the Council on Foreign Relations. He serves on the Boards of the Gas Technology Institute, Jefferson Science & Associates, LLC and  Nexant, Inc.

General William E. Odom is a Senior Fellow at the Hudson Institute in Washington, D.C. and an adjunct Professor in the Department of Political Science at Yale University. Prior to joining the Hudson Institute in 1988, General Odom spent 34 years as an officer in the United States Army, retiring with the rank of Lieutenant General. While on active duty, General Odom served as Director of the National Security Agency for three years, Assistant Chief of Staff for Intelligence for the Department of the Army for four years and Military Assistant to the President’s National Security Advisor for four years. General Odom received his B.S. degree from West Point and Masters and Ph.D. degrees from Columbia University. General Odom is on the Board of Directors of the Institute for the Study of Diplomacy at Georgetown University. General Odom is the author of seven books and numerous articles.

Dr. Mark Thompson became a member of the Board in November 2005. Dr. Thompson has been President and Chief Executive Officer of Fairchild Semiconductor since May 2005, and was previously Executive Vice President, Manufacturing and Technology Group, from December 2004 until his promotion to President and CEO. He is also a member of the Board of Directors of Fairchild Semiconductor. Prior to joining Fairchild Semiconductor in 2004, Dr. Thompson had been the Chief Executive Officer of Big Bear Networks, Inc., a designer and manufacturer of optoelectronic network solutions, since August 2001. He was previously Vice President and General Manager of Tyco Electronics’ Power Components Division and, prior to its acquisition by Tyco, was Vice President of Raychem Electronics’ OEM Group.

Mr. Carl W. Vogt has been a Director of the Company since June 1997. In 2004, Mr. Vogt retired as counsel from Fulbright & Jaworski L.L.P., a nationally and internationally based law firm (where he was formerly a senior partner). He is currently a Director of the Scudder Investments Mutual Funds and Yellow Roadway Corporation. He was formerly a Director of the ISI Managed Funds from 1999 to 2004, a Director of the National Passenger Railroad Corporation (AMTRAK) from 1990 until 1992, a Director of Waste Management, Inc., from 2001 to 2005, and Chair of the U.S. National Transportation Safety Board from 1992 until 1994. He is a Trustee of Williams College, where he served as President (interim) from 1999 until 2000, Chair of the Flight Safety Foundation and a member of the American Council of Germany. Mr. Vogt is a Fellow of the Royal Aeronautical Society, a Fellow of the American Bar Foundation and an Industrial Fellow, Linacre College, Oxford University, England.

Executive Officers (who are not also Directors)

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Kenneth A. Breur	51	Vice President, Operations	December 2003
Joseph Callerame	56	Vice President, Science and Technology	June 1998
Kenneth J. Galaznik	54	Chief Financial Officer and Treasurer	February 2005
Paul H. Grazewski	50	Vice President, Product Management	January 2004
William F. Grieco	52	Vice President, General Counsel and Clerk	January 2006
Andrey V. Mishin	43	Vice President, High Energy Systems	August 1998
George M. Peterman	58	Vice President, Human Resources	February 2004
Robert G. Postle	52	Vice President, Worldwide Sales	March 2004
		and Marketing

Kenneth A. Breur is Vice President of Operations at the Company. Mr. Breur has more than twenty-five years of experience in manufacturing technology with special focus on increasing operational effectiveness for product optimization and cost reduction. Prior to joining the Company in December 2003, Mr. Breur spent six years in management positions at Minneapolis-based Despatch Industries, a leading designer and manufacturer of thermal processing equipment. In his most recent role as Vice President, he managed worldwide sales and marketing, product management and engineering. Overseeing facilities in Minnesota, Michigan and California, Mr. Breur was responsible for profit & loss of all products, as well as product development initiatives. Before advancing to Vice President, Mr. Breur was Director of Product Management and Engineering. Mr. Breur holds a bachelor’s degree in manufacturing engineering and a certificate in mechanical engineering from the New Jersey Institute of Technology in Newark, New Jersey.

Dr. Joseph Callerame is Vice President of Science and Technology at the Company. Prior to joining the Company in 1998, Dr. Callerame served at Raytheon Electronic Systems as Manager of Engineering and Technology Development. From 1993 to 1994, he served as Deputy General Manager of the Research Division of Raytheon, and from 1989 to 1992 he was Assistant General Manager of this Division. Prior to serving as Assistant General Manager, Dr. Callerame held the position of Manager, Infrared Detector Laboratory and the Stable Sources Laboratory. From 1977 to 1980, Dr. Callerame was a senior scientist in Medical Ultrasound at Raytheon’s Research Division. Dr. Callerame earned his Ph.D. and master’s degree in physics from Harvard University, and holds a bachelor’s degree in chemical physics from Columbia University. Dr. Callerame also served as a Postdoctoral Fellow in physics at MIT from 1975 to 1977.

Kenneth J. Galaznik is Chief Financial Officer and Treasurer of the Company. Prior to appointment to his current position in February 2005, Mr. Galaznik served as Acting Chief Financial Officer from June 2004, as Vice President of Finance from July 2003, and as a financial management consultant from August 2002. Previously, he was Vice President of Finance at Spectro Analytical Instruments, Inc. and has twenty-eight years of experience in accounting and finance positions in manufacturing and real estate development entities. Mr. Galaznik holds a bachelor of business administration degree in accounting from the University of Houston.

Paul Grazewski is Vice President of Product Management at the Company. Mr. Grazewski has profit & loss accountability for the Company’s X-ray product lines, and is responsible for developing growth strategies, building customer relationships and reducing costs. He joined the Company in 2002 as Vice President, Program Management. From 2000 to 2001, Mr. Grazewski served as Director of Programs for Alcatel, a communications solutions provider, where he led the development of a high-speed Internet router. From 1996 to 1999, Mr. Grazewski served as Vice President, Programs and Business Development at General Dynamics Armament Systems, where he delivered integrated defense systems to a worldwide client base. From 1993 to 1996, Mr. Grazewski was Director of Programs at Lockheed Martin, a leading systems integrator and information technology company. Mr. Grazewski holds a bachelor’s degree in industrial engineering and operations research from the University of Massachusetts—Amherst. He received his MBA from Xavier University in Cincinnati, Ohio.

William F. Grieco is Vice President, General Counsel and Clerk of the Company. Prior to joining AS&E, Mr. Grieco served as Managing Director of Arcadia Strategies, LLC, a legal and business consulting organization servicing science and technology companies, since 1999. From 2001 to 2002, he also served as Senior Vice President and General Counsel of IDX Systems Corporation, an information technology company. From 1995 to 1999 he was Senior Vice President and General Counsel of Fresenius Medical Care NA, the world’s largest integrated provider of dialysis equipment and services. Prior to that, Mr. Grieco was a Senior Partner at Choate, Hall & Stewart, a major Boston law firm. Mr. Grieco is a member of the Board of Directors of PHC, Inc., a behavioral health company. Mr. Grieco received a bachelor’s degree from Boston College, a graduate degree in management from Harvard University, and a JD from Boston College Law School.

Andrey V. Mishin is Vice President of High Energy Systems at the Company and is responsible for the development of high energy products, markets and product capabilities. Dr. Mishin assumed this position in January 2005 upon the successful completion of the sale of assets of the Company’s High Energy System division where Dr. Mishin was Vice President, General Manager since 1998. Prior to joining the Company, Dr. Mishin served as Vice President of Research and Development and a member of the Board of Directors of Schonberg Research Corporation (SRC) and was instrumental in the sale of assets of SRC to the Company in 1998. Dr. Mishin received his doctorate in experimental physics from Moscow Engineering Physics Institute in 1992.

George M. Peterman is Vice President of Human Resources at the Company and is responsible for leading the development of the Company’s Human Resources operations and programs. With over thirty years of experience in organizational development, compensation program design and strategic recruiting, Mr. Peterman implements effective programs to build and support a world class workforce. Prior to joining the Company, Mr. Peterman spent eleven years in executive roles at King &Bishop, a leading New England Human Resource professional service provider. As Vice President and Managing Director, Mr. Peterman established King & Bishop’s first organizational and HR outsourcing practice area. Prior to King and Bishop Mr. Peterman provided HR Services through his own consulting practice. Early in his career Mr. Peterman worked for major corporations such as Honeywell Information Systems, Digital Equipment Corporation and Data General Corporation in various Human Resource capacities. Mr. Peterman holds a Bachelor of Arts degree from Princeton University.

Robert G. Postle is Vice President of Worldwide Sales and Marketing at the Company, and leads the worldwide customer-focused sales and marketing organization. Prior to joining the Company in March 2004, Mr. Postle was Vice President of Sales and Marketing at SolVision, Inc., a leader in automated visual inspection solutions for the microelectronics industry, from 2003 to 2004. From 2002 to 2003, Mr. Postle was the Vice President of Sales at Sagitta, Inc., a semiconductor/telecommunications equipment manufacturer. Prior to that, Mr. Postle served for seven years as Vice President of Sales, Marketing and International for PRI Automation, a semiconductor capital equipment company. Mr. Postle holds a bachelor’s degree in business administration from the State University of New York in Brockport, New York.

Information Regarding the Board of Directors and its Committees

During the fiscal year ended March 31, 2006, the Board of Directors of the Company met five times. All of the directors attended 75% or more of the aggregate of the total number of meetings of the Board (held during the period they were directors) and of the meetings of committees of the Board on which they served. Our Board of Directors has determined that each of Mr. Denis Brown, Dr. Hamilton Helmer, Dr. Ernest Moniz, Dr. Mark Thompson, General William Odom, and Mr. Carl Vogt is an independent director as defined in the NASDAQ listing standards. The Board of Directors has three standing Committees: the Audit, the Compensation, and the Nominating and Corporate Governance Committees.

The Board of Directors, including a majority of the independent directors, has approved procedures for stockholders to communicate directly with our Board of Directors on a confidential basis. Pursuant to these established procedures, the Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Specifically, the Chairman of the Board (if an independent director), or otherwise the Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate. Under the procedures approved by the Board of Directors, including a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, Massachusetts 01821.

Resolutions adopted by the Board of Directors provide that directors are expected to attend the Annual Meeting of Stockholders. All of the directors, with the exception of Dr. Roger P. Heinisch, attended the 2005 Annual Meeting of Stockholders.

The Audit Committee, established in accordance with the rules and regulations of the SEC, consists of Dr. Hamilton W. Helmer, Dr. Roger P. Heinisch and Mr. Denis R. Brown. In the opinion of the Board of Directors, and as “independent” is defined in Section 4200(a)(15) of the NASDAQ Marketplace Rules, Dr. Helmer and Mr. Brown are independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee. The Board of Directors has determined that it is in the best interests of the Company and its stockholders to appoint Dr. Heinisch to the Committee under the exceptional and limited circumstances exception to the independence requirements, despite the fact that Dr. Heinisch served as Interim President and Chief Executive Officer of the Company from May 2003 to September 2003, as permitted under NASDAQ Marketplace Rule 4350(c)(3)(C), since Dr. Heinisch possesses invaluable business acumen, which was enhanced by the insight and experience he obtained as a result of his above-referenced tenure with the Company. Our Board of Directors has determined that Dr. Helmer and Mr. Brown both qualify as an “audit committee financial expert” as such term is defined under the rules and regulations of the SEC. The Board believes that the members of the Audit Committee have sufficient knowledge and experience with financial and accounting matters to perform their duties as members of the Audit Committee. This Committee, which met thirteen times during fiscal 2006, is primarily responsible for reviewing the activities of the Company’s independent auditors, reviewing and evaluating recommendations of the auditors, recommending areas of review to the Company’s management, and reviewing and evaluating the Company’s financial statements, accounting policies, reporting practices and internal controls. During the past fiscal year, the Audit Committee has spent significant time and effort overseeing the Company’s efforts to comply with the Sarbanes-Oxley Act. Our Board of Directors has adopted a written charter for the Audit Committee.

The Compensation Committee consists of Mr. Carl W. Vogt, Dr. Roger P. Heinisch, and Mr. Denis Brown. This Committee, which met three times during fiscal 2006, is responsible for making recommendations to the Company’s Board of Directors concerning the levels and types of compensation and benefits to be paid and granted to the Company’s Chief Executive Officer and other executive employees of the Company and for the administration of the Company’s equity incentive plans. The Company’s Chief Executive Officer did not attend any meeting of the Compensation Committee during which the Compensation Committee prepared its recommendation regarding the level and type of compensation and benefits for the Chief Executive Officer. In the opinion of our Board of Directors, Mr. Vogt and Mr. Brown are “independent” as defined in Section 4200(a)(15) of the NASDAQ Marketplace Rules. The Board of Directors has determined that it is in the best interests of the Company and its stockholders to appoint Dr. Heinisch to the Committee under the exceptional and limited circumstances exception to the independence requirements, despite the fact that Dr. Heinisch served as Interim President and Chief Executive Officer of the Company from May 2003 to September 2003, as permitted under NASDAQ Marketplace Rule 4350(c)(3)(C), since Dr. Heinisch possesses invaluable business acumen, which was enhanced by the insight and experience he obtained as a result of his above-referenced tenure with the Company. Our Board of Directors has adopted a written charter for the Compensation Committee.

The Nominating and Corporate Governance Committee consists of Gen. William E. Odom, Mr. Carl W. Vogt and Dr. Roger P. Heinisch. The Committee met one time during fiscal 2006. The Committee is charged with the responsibility of identifying appropriate candidates for nomination to the Board. In the opinion of our Board of Directors, General Odom and Mr. Vogt are “independent” as defined in Section 4200(a)(15) of the NASDAQ Marketplace Rules. The Board of Directors has determined that it is in the best interests of the Company and its stockholders to appoint Dr. Heinisch to the Committee under the exceptional and limited circumstances exception to the independence requirements, despite the fact that Dr. Heinisch served as Interim President and Chief Executive Officer of the Company from May 2003 to September 2003, as permitted under NASDAQ Marketplace Rule 4350(c)(4)(C), since Dr. Heinisch possesses invaluable business acumen, which was enhanced by the insight and experience he obtained as a result of his above-referenced tenure with the Company. The Company By-Laws currently set forth the procedures for the nomination of candidates for director by stockholders. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply criteria that include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by following the procedures outlined in the By-Laws of the Company. The By-Laws specify the procedure whereby nominations of persons for election to the Board of Directors at the Annual Meeting of stockholders may be made at such Annual Meeting by any stockholder of record. However, nominations by stockholders shall be made only after giving timely notice in writing to the Clerk of the Company. In order to be timely given, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company (a) not less than 95 and not more than 125 days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders of the Company or (b) if the Annual Meeting is called for a date not within 30 days before or after such anniversary date, not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder’s notice to the Clerk shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules, and (v) the consent of each nominee to serve as a director of the Company if so elected; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a representation that the stockholder (and any party on whose behalf such stockholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such stockholder (and any party on whose behalf such stockholder is acting) if such individual is elected, accompanied by copies of any notifications or filings with, or orders or other actions by, and governmental authority which are required in order for such stockholder (and any party on whose behalf such stockholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and (vi) such other information regarding such stockholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director.

The Chairman of the Board or other presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded. If the Board determines to nominate a stockholder- recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next Annual Meeting.

Code of Ethics

The Company has a Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company. The Code of Business Conduct and Ethics is available on our web site at www.as-e.com. The Company intends to satisfy any disclosure requirements regarding amendments to or waivers from, any provision of the Code of Business Conduct and Ethics by posting such information on our web site at www.as-e.com.

Compensation of Directors

Directors who are also employees of the Company do not receive additional compensation as directors. Non-employee directors (other than the Chairman) receive annual grants equal to the lesser of Fair Market Shares (defined below) or 2,000 shares of the Company Common Stock issuable on January 10th of each year, and options to purchase 7,000 shares of the Company  Common Stock at the closing price on the date of the Annual Meeting in each year. The Chairman receives the lesser of Fair Market Shares or 3,000 shares of Company Common Stock on January 10th, and 10,000 options at the Annual Meeting date, of each year. Fair Market Shares is defined as the number of shares (i) as to the Chairman of the Board, obtained by dividing $45,000 by the fair market value of a share of the Company’s Common Stock on the date of the award, and (ii) as to all other Board members, obtained by dividing $30,000 by the fair market value of a share of the Company’s Common Stock on the date of the award. In addition, each member of the Board of Directors is paid in cash a retainer of $5,000 annually for participation on the Board of Directors and $1,000 for each regular board meeting attended in person. Each member of a Committee receives $500 for attendance at a qualifying committee meeting and the Chairperson receives $750 for attendance at such meeting. Total fees paid in cash to members of the Company’s Board of Directors in fiscal 2006 totaled $78,750.

OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS

The following table sets forth the number of shares of the Company’s voting stock beneficially owned (as determined under the rules of the SEC) directly or indirectly as of July 6, 2006 by (i) each current director of the Company; (ii) each executive officer and former executive officer of the Company named in the Summary Compensation Table below; (iii) all current directors and executive officers of the Company as a group; and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of any class of the Company’s voting stock, as well as the percentage of the outstanding voting stock represented by each such amount. The information in the table is based on information available to the Company. The total number of shares of Common Stock outstanding as of July 6, 2006 was 9,141,850. Consistent with the rules of the Securities and Exchange Commission, the table below lists the ownership of the executive officers of the Company named in the Summary Compensation Table. The information regarding beneficial ownership of directors and executive officers as a group represents beneficial ownership of the Company’s current directors and executive officers.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Denis R. Brown	16,859	(3)
Kenneth A. Breur	1,548	(3)
Joseph Callerame	39,049	(3)
Anthony R. Fabiano	29,294	(3)
Kenneth J. Galaznik	5,883	(3)
Roger P. Heinisch	25,324	(3)
Hamilton W. Helmer	28,324	(3)
Ernest J. Moniz	21,938	(3)
William E. Odom	25,862	(3)
Robert G. Postle	3,126	(3)
Mark Thompson	554	(3)
Carl W. Vogt	27,990	(3)
Directors and Officers as a Group (15 persons)	254,836	2.79%
FMR Corp. (4)	1,017,700	11.13%
Pyramis Global Advisors LLC (5)	500,000	5.47%
Thompson, Siegal & Walmsley (6)	477,365	5.22%

       (1) Unless otherwise indicated, the address of all persons listed above is c/o American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821.

       (2) Includes shares that may be acquired under stock options exercisable within sixty days after the date of this table, as follows: Mr. Brown—9,520; Dr. Callerame—26,500; Mr. Galaznik—1,000; Dr. Heinisch—21,000; Dr. Helmer—21,000; Dr. Moniz—16,000; General Odom—1,875; and Mr. Vogt—14,000 and all Current Directors and Officers as a group—130,562.

       (3) Amount owned constitutes less than one percent.

       (4) FMR Corp.’s address is 82 Devonshire Street, Boston, MA 02109.

       (5) Pyramis Global Advisors LLC address is 53 State Street, Boston, MA 02109.

       (6) Thompson, Siegal & Walmsley ‘s address is 5000 Monument Avenue, Richmond, VA 23230.

EXECUTIVE COMPENSATION

The table below shows the annual compensation of our Chief Executive Officer and our next four most highly compensated executive officers (the “Named Executive Officers”) for the fiscal year ended March 31, 2006.

	Annual Compensation					Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Restricted Stock Awards (5)	Securities Underlying Options(#)	All other Compensation ($)(1)
Anthony R. Fabiano	2006	336,000		750,000		9,693	2,797	3,220
President and Chief	2005	312,000		616,000	(4)	—	28,000	47,000
Executive Officer	2004	151,000	(2)	—		—	75,000	—
Joseph Callerame	2006	217,934		154,000		1,668	481	4,101
Vice President, Science	2005	200,000		92,000		—	25,500	2,100
and Technology	2004	54,000	(3)	—		—	—	—
Kenneth J. Galaznik	2006	185,000		240,000		2,332	673	1,075
Chief Financial Officer	2005	144,000		115,000		—	44,000	—
and Treasurer	2004	82,000	(2)	3,000		—	6,000	—
Kenneth A. Breur	2006	179,742		136,155		1,377	397	854
Vice President, Operations	2005	169,176		86,283		—	13,500	48,981
	2004	34,980	(2)	5,000		—	36,000	—
Robert G. Postle	2006	210,000		250,000		1,854	535	1,021
Vice President, Worldwide	2005	205,000		141,000		—	13,500	—
Sales and Marketing	2004	11,000	(2)	—		—	—	—

       (1) All Other Compensation includes amounts paid for moving allowances to Mr. Fabiano and Mr. Breur, as well as officer and group term life paid for the Named Executive Officer.

       (2) The indicated year was a year of partial employment with the Company for the named executive.

       (3) Dr. Callerame was on leave of absence for a portion of fiscal 2004.

       (4) Includes $134,000 paid in fiscal 2005 earned in fiscal 2004

       (5) Awards of restricted stock made to the Named Executive Officers include stock awards issued under the Long Term Incentive Plan approved by the Compensation Committee. The restrictions on these shares will lapse once certain performance goals are met. It is expected that these restrictions will lapse on or before March 31, 2008, but no later than March 31, 2010. If these goals are not met by the above dates, the shares will be forfeited.

Mr. Fabiano, Mr. Galaznik, and the other Named Executives have Change in Control and Severance Benefit Agreements (“CIC Agreements”). With respect to Mr. Fabiano, pursuant to the terms of his CIC Agreement (i) in the event of a change of control of the Company in connection with which Mr. Fabiano is terminated, Mr. Fabiano will be eligible to receive (A) a payment equal to 2.99 times his then current annualized base salary plus his annual target bonus, (B) the payment or continuation of health benefits for three years and (C) the vesting of all options and restricted stock then held by Mr. Fabiano, and (ii) in the event Mr. Fabiano is terminated by the Company without cause, he will be eligible to receive (A) a payment equal to two times his then current annualized base salary and (B) the payment or continuation of health benefits for eighteen months. The foregoing payments shall be limited to the extent necessary to comply with Sections 280G and 409A of the Internal Revenue Code of 1986, as amended. The change in control provisions of the program will expire as to Mr. Fabiano effective March 31, 2008, but shall be automatically renewed for one-year terms. Under his CIC Agreement, Mr. Fabiano will be required to comply with certain non-competition restrictions for a period of time after his termination.

With respect to Mr. Galaznik, and the other Named Executives, pursuant to the terms of their CIC Agreements, (i) in the event of a change of control of the Company in connection with which a designated executive is terminated, such executive will be eligible to receive (A) a payment equal to one times such executive’s then current annualized base salary plus his annual target bonus, (B) the payment or continuation of health benefits for eighteen months and (C) the vesting of all options and restricted stock then held  by the executive, and (ii) in the event a designated executive is terminated by the Company without cause, he or she will be eligible to A) a payment equal to one times such executive’s then current annualized base salary and (B) the payment or continuation of health benefits for one year. The foregoing payments shall be limited to the extent necessary to comply with Sections 280G and 409A of the Internal Revenue Code of 1986, as amended. The change in control provisions of the program will expire March 31, 2008, but shall be automatically renewed for one-year terms. Under their CIC Agreement, the Named Executives will be required to comply with certain non-competition restrictions for a period of time after his termination.

Mr. Fabiano’s annual base salary for fiscal 2006 was $336,750. As of the beginning of fiscal 2007, Mr. Fabiano’s annual base salary was set at $400,088. During fiscal 2006, Mr. Fabiano was awarded a bonus of $750,000 by the Board of Directors in recognition of having exceeded a combination of Company financial, organizational and operational objectives previously established by the Board.

OPTION GRANTS IN THE LAST FISCAL YEAR

The following table provides information on option grants in the fiscal year ended March 31, 2006 to the Named Executive Officers.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Options Granted	% of Total Options Granted To All Employees	Exercise Price	Expiration Date	5%/year	10%/year
Anthony R. Fabiano	2,797	.74%	$53.55	11/1/2015	$94,195	$238,710
Joseph Callerame	481	.13%	53.55	11/1/2015	16,199	41,051
Kenneth J. Galaznik	673	.18%	53.55	11/1/2015	22,665	57,437
Kenneth A. Breur	397	.11%	53.55	11/1/2015	13,370	33,882
Robert Postle	535	.14%	53.55	11/1/2015	18,017	45,660

(1)       The potential realizable value is calculated based on the term of the option at its date of grant. It is calculated assuming that the fair market value of the Company’s Common Stock on the date of grant appreciates at the indicated annual rates compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. These options were issued as part of the Long Term Incentive Plan for the Named Executive Officers. The restrictions on these options will lapse once certain performance goals are met. It is expected that these restrictions will lapse on or before March 31, 2008, but no later than March 31, 2010. If these goals or criteria are not met by the above dates, the options will be forfeited.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

The following table sets forth the information for the Named Executive Officers with respect to options exercised during the fiscal year ended March 31, 2006 and the value of options held as of March 31, 2006 by such persons.

			Number of Unexercised Options at Fiscal Year End— March 31, 2006		Value of Unexercised In-The- Money Options at Fiscal Year End—March 31, 2006
	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Anthony R. Fabiano	34,334	$1,743,608	—	43,666	$—	$3,092,310
Joseph Callerame	30,000	$1,511,863	22,500	17,000	$1,712,830	$1,111,060
Kenneth J. Galaznik	16,667	$595,169	—	31,333	$—	$1,633,904
Kenneth A. Breur	16,5000	$860,000	—	21,000	$—	$1,463,220
Robert G. Postle	25,500	$1,629,471	—	21,000	$—	$1,466,100

       (1) The value of in-the-money options for the Company represents the positive spread between the exercise price of the stock options and the closing price of the Common Stock as of March 31, 2006 which was $93.40 per share.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

During the fiscal year ended March 31, 2006, the Company’s Compensation Committee consisted of Dr. Roger Heinisch, Mr. Denis Brown and Mr. Carl Vogt. No reportable relationship existed with respect to any member of the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

The Compensation Committee of the Board of Directors (consisting of two independent Directors, Mr. Brown and Mr. Vogt, and Dr. Heinisch, who was appointed pursuant to the exception to the independence requirements as referenced above) has sole responsibility for compensation issues relating to the Chief Executive Officer. Compensation practices and policies for the other executive officers are set by the Chief Executive Officer with the advice and oversight of the Compensation Committee.

Typically, the Chief Executive Officer makes recommendations to the Committee with respect to executive compensation, other than his own. The Committee reviews his proposals and makes a final determination concerning the scope and nature of compensation arrangements. In the case of compensation for the Chief Executive Officer, the Committee’s determination is reviewed by the full AS&E Board of Directors. The Committee also oversees the administration of stock option and equity incentive plans. The Committee reports regularly to the full Board of Directors.

Executive Compensation Philosophy.   The Company’s executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. This program seeks to enhance the profitability of the Company, and thereby enhance stockholder value, by linking the financial interests of the Company’s executives with those of its stockholders. Under the guidance of the Compensation Committee, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries. The Committee expects to revise this program in light of new accounting guidelines and changing industry standards as appropriate. It is the Company’s philosophy to pay at or near industry standards for base salary and to use a combination of short and long-term incentives to reward outstanding Company performance and link the level of the reward to increases in AS&E’s value as a company.

In applying this philosophy, the Compensation Committee has established a program to (1) attract and retain executives of outstanding abilities who are critical to the long-term success of the Company, and (2) reward executives for attainment of business objectives and enhancement of stockholder value by providing equity ownership in the Company. Through these objectives, the Company integrates its compensation programs with its annual and long-term strategic initiatives. The Compensation Committee reviews commissioned and independently produced compensation surveys and studies as appropriate, and retains the right to consult with independent professionals as it deems advisable.

Executive Compensation Program.   The Committee approves the executive compensation program on an annual basis, including specific levels of compensation for all executive officers. The Company’s executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

•       a base salary;

•       a performance based annual cash bonus; and

•       performance-based long term incentive compensation in the form of equity-based awards.

Each of these elements of compensation is discussed below.

Salary Compensation.   The Compensation Committee annually reviews and determines the base salaries of the Chief Executive Officer and other members of senior management, with its determination with respect to the Chief Executive Officer being subject to approval by the entire Board. The executive’s performance for the year is measured against pre-determined goals, and the results are used as a guide for any salary increase. In addition, salary levels for the Company’s executive officers are reviewed periodically against comparable industry benchmarks to ensure that such compensation remains at market median levels. The Company maintains no formal perquisite program and we believe any perquisites enjoyed by our executives are modest.

Performance Based Annual Bonus Compensation.   Performance based annual bonus compensation is an important element to reward and motivate executives by making a significant portion of their compensation dependent on the Company’s financial performance. Executives received bonuses in respect to fiscal year 2006, based on meeting pre-determined management objectives, including individual and group operating performance goals, and Company financial targets.

Bonus compensation for executive officers is reviewed by the Compensation Committee on an annual basis. The Compensation Committee believes its current bonus incentive compensation to be at industry standards.

Long-Term Incentive Compensation.   The Company adopted a long-term incentive compensation program in fiscal year 2006. This program consists of the granting of restricted stock and options subject to performance-based vesting, and is intended to align executive interests with long-term interests of stockholders by linking executive compensation with stockholder enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a long-term equity ownership position in the Company’s common stock. These long term incentive grants are awarded by the Compensation Committee based on individual achievements and a formula related to the cash compensation of executives.

Chief Executive Officer Compensation.   The Compensation Committee evaluates the performance of the Chief Executive Officer on an annual basis and reports its assessment to the members of the Board other than Mr. Fabiano. The Compensation Committee’s assessment of the Chief Executive Officer is based on a number of factors, including the following:

•       achievement of short and long-term financial and strategic targets and objectives, considering factors such as sales and earnings per share, including specific annual goals;

•       the Company’s position within the industry in which it competes;

•       overall economic climate;

•       individual contribution to the Company; and

•       such other factors as the Compensation Committee may deem appropriate.

The salary of the Chief Executive Officer is reviewed by the Compensation Committee on an annual basis and, in determining any salary adjustment, the Compensation Committee considers the above factors.

Based on our review, the Committee has determined that Mr. Fabiano’s total compensation in the aggregate is reasonable. In reaching this conclusion, the Committee considered the various components of Mr. Fabiano’s compensation and compared his compensation to that earned by chief executive officers in other companies of comparable size in comparable companies and industries.

Compliance with Internal Revenue Code Section 162(m).   Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Report Submitted By: Denis Brown, Roger Heinisch and Carl Vogt

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors has selected Vitale, Caturano & Company, Ltd., independent registered public accountants, to serve as independent registered public accountants for the Company for fiscal year 2007. During fiscal year 2006, PricewaterhouseCoopers, who resigned on November 3, 2005,served as our independent registered public accountants and also provided certain tax and other audit-related services. Beginning the third quarter ended December 31, 2005, Vitale, Caturano & Company, Ltd., served as our independent registered public accountants and also provided certain tax and other audit-related services. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

Vote Required

Ratification of the appointment of Vitale, Caturano & Company, Ltd., as our independent registered public accountant for fiscal year 2007 requires the affirmative vote of a majority of the votes of the shares of our Common Stock present at the Meeting in person or by proxy and entitled to vote. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Vitale, Caturano & Company, Ltd. The ratification of this selection is not required under the By-laws of the Company, but the results of this vote will be considered by the Board when making any future determination regarding Vitale, Caturano & Company, Ltd.

The Board of Directors recommends a vote FOR this Proposal No. 2.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The Audit Committee members are Dr. Hamilton Helmer (Chairman), Mr. Denis Brown and Dr. Roger Heinisch. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company’s financial statements, the Company’s compliance with legal requirements and the performance of the Company’s independent registered public accountants. The Company’s management has primary responsibility for the Company’s financial statements as well as maintaining and monitoring a system of appropriate internal controls.

The Audit Committee has reviewed the Company’s audited financial statements for the year ended March 31, 2006 and has discussed these financial statements with the Company’s management and with Vitale, Caturano & Company, Ltd., the Company’s independent registered public accounting firm. The Audit Committee has also reviewed and discussed with the Company’s independent registered public accounting firm various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including the matters required by Statement on Auditing Standards 61 (Communications with Audit Committees). SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires the Company’s registered public accounting firm to discuss with the Company’s Audit Committee, among other things, the following:

•       auditors responsibility under generally accepted auditing standards;

•       methods to account for significant unusual transactions;

•       audit adjustments that could either individually or in the aggregate, have a significant effect on the entity’s financial reporting process;

•       the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•       the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•       disagreements with management whether or not satisfactorily resolved, about matters that individually or in the aggregate could be significant to the entity’s financial statements or the auditor’s report.

The Audit Committee has met with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters disclosed in such letter and their independence from the Company.

The Audit Committee reviewed and discussed the requirements of, and the Company’s compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Oversight Board’s Auditing Standard No. 2 regarding the audit of internal control over financial accounting.

Based on its discussions with management and the Company’s independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006.

Report Submitted By: Hamilton W. Helmer (Chairman), Denis Brown and Roger Heinisch

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Vitale, Caturano & Company, Ltd., as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007. During fiscal year 2006, PricewaterhouseCoopers (“PwC”), who resigned on November 3, 2006, served as our independent registered public accountants and also provided certain tax and other audit-related services.

The reports of PwC on the financial statements for the years ended March 31, 2005 and 2004 contained no adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended March 31, 2005 and 2004 and through November 3, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in its reports on the financial statements of the Company for such periods. Except for the material weakness in internal control over financial reporting described in this paragraph, during the years ended March 31, 2005 and 2004, and through November 3, 2005, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K. The Company and PwC reported a material weakness in the Company’s internal control over financial reporting in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005. That Annual Report stated the Company did not maintain effective controls over the review and monitoring of the accounting presentation on the sale of long-lived assets, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company authorized PwC to respond fully to the inquiries of the successor independent registered public accounting firm regarding this material weakness and other matters. The Company provided PwC with a copy of the foregoing disclosures and PwC furnished it with a letter addressed to the Securities and Exchange Commission stating that PwC agrees with the foregoing statements made by the Company.

Principal Accountants Fees and Services

Audit Fees

PwC and Vitale Caturano & Company, Ltd., in total, billed us an aggregate of approximately $373,000 in fees for professional services rendered in connection with the audit of our financial statements, and the reviews of the financial statements included in each of our three quarterly reports on Form 10-Q for and during the fiscal year ended March 31, 2006. PwC billed us in aggregate approximately $469,000 for services rendered in connection with the audit of our financial statements, and for the reviews of the financial statements included in each of our quarterly reports on Form 10-Q for and during the fiscal year ended March 31, 2005.

Tax Fees

PwC and Vitale Caturano & Company Ltd., in total, billed us an aggregate of approximately $107,000 for tax compliance, tax advice and tax planning for the fiscal years ended March 31, 2006. PwC billed us an aggregate of approximately $50,000 for tax compliance, tax advice and tax planning for the fiscal year ended March 31, 2005.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy for the pre-approval of audit and non-audit services performed for the Company by the independent registered public accountants. The policy provides for general pre-approval of services and specific case-by-case approval of certain services, such as non-audit services (except for certain de minimus services as defined by applicable SEC regulations). The services that are pre-approved include audit services and audit-related services, such as employee benefit plan audit services, and may also include other services, such as tax related services. The Audit Committee does not delegate its responsibilities concerning pre-approval of services to management. The independent registered public accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for services performed to date.

During the fiscal year ending March 31, 2006, no pre-approval requirements were waived for services included in the “Audit-Related Fees” and “Tax Fees” captions above pursuant to the limited waiver provisions in applicable rules of the SEC.

STOCK PERFORMANCE CHART

The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends, if applicable) during the previous five years in comparison to the returns of the Standard & Poor’s 500 Composite Stock Price Index and the Standard & Poor’s 500 Information Technology Composite Stock Price Index.

Total Return to Shareholders
(Dividends reinvested monthly)

Note:

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year (and reinvestment of dividends) in the Company’s Common Stock, Standard & Poor’s 500 Composite Stock Price Index and the Standard & Poor’s 500 Information Technology Composite Stock Price Index.

OTHER MATTERS

Stockholder Proposals for 2007 Annual Meeting

Proposals which stockholders intend to present at the Company’s 2007 Annual Meeting of Stockholders and wish to have included in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than April 13, 2007. To submit a non-Rule 14a-8 proposal for the Company’s 2007 Annual Meeting of Stockholders, the proposal must be received at the principal executive offices of the Company, to the attention of the Clerk of the Company, between May 12, 2007 and June 12, 2007. Alternatively, if such meeting is called for a date not within 30 days before or after September 18, 2007, then the proposal must be received on the 10 th day following the earlier of (a) the day on which notice of the date of such meeting was mailed and (b) the date the Company publicly disclosed the date of such meeting. If a proponent fails to notify the Company by July 5, 2007 of a non-Rule 14a-8 stockholder proposal that it intends to submit at the Company’s 2007 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter. The Company suggests that proposals be submitted by Certified Mail, Return Receipt Requested.

The proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter. The Company suggests that proposals be submitted by Certified Mail, Return Receipt Requested. For each matter proposed for the Annual Meeting, the proponent should provide (a) a brief description of the proposal and the reasons for addressing that proposal at the meeting, (b) the proponent’s name and record address, (c) the class and number of shares of stock held by the proponent as of the record date for the meeting, (d) any material interest of the proponent in the proposal and (e) all other information that the proponent would have to include in a proxy statement if the proponent were to solicit proxies for the proposal under Regulation 14A of the Exchange Act of 1934.

Stockholder nominations for directors may be made only after giving timely notice in writing to the Clerk of the Company. In order to be timely given, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between May 12, 2007 and June 12, 2007. Alternatively, if such meeting is called for a date not within 30 days before or after September 14, 2007, then the notice must be received on the 10 th day following the earlier of (a) the day on which notice of the date of such meeting was mailed and (b) the date the Company publicly disclosed the date of such meeting. This stockholder’s notice to the Clerk of the Company must state, as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to Regulation 14A of the Exchange Act of 1934, and (v) the consent of each nominee to serve as a director of the corporation if so elected.

The stockholder’s notice to the Clerk of the Company must also state, as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a representation that the stockholder (and any party on whose behalf such stockholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such stockholder (and any party on whose behalf such stockholder is acting) if such individual is elected, accompanied by copies of any notifications or filings with, or orders or other actions by, and governmental authority which are required in order for such stockholder (and any party on whose behalf such stockholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and (vi) such other information regarding such stockholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Regulation 14A of the Exchange Act of 1934.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. No person shall be eligible for election as a director unless nominated in accordance with the provisions set forth herein. The Chairman of the Board of Directors or other presiding officer of such meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company’s directors, executive officers and beneficial holders of more than 10% of the Company’s Common Stock to file initial reports of beneficial ownership of the Company’s securities and reports of changes in beneficial ownership with the Securities and Exchange Commission. For fiscal year 2006, to the Company’s knowledge, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one report for Mr. Brown was filed late.

Certain Relationships and Related Party Transactions

There were no related party transactions during fiscal 2006 required to be reported pursuant to this item.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled Compensation Committee Report on Executive Compensation, Report of the Audit Committee and Stock Performance Chart shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 filed with the SEC, which provides additional information about the Company, is available on the Internet at www.as-e.com and to beneficial owners of the Common Stock without charge upon written request to the Investor Relations Department, American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821.

Other Proposed Action

The Board of Directors knows of no other matters that are to be presented at the Meeting. If however, any other business should properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy upon such matters in accordance with their best judgment.

AMERICAN SCIENCE AND ENGINEERING, INC.

ANNUAL MEETING OF STOCKHOLDERS

September 14, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth J. Galaznik and William F. Grieco, or either of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders (“Meeting”) of American Science and Engineering, Inc. (“Company”) to be held Thursday, September 14, 2006 at the Dolce International Conference Center, 44 Middlesex Turnpike, Bedford, Massachusetts at 10:30 a.m. and at any adjournments thereof, to vote in the name and place of the undersigned as designated below, with all powers which the undersigned would possess if personally present, all of the stock of the Company standing in the name of the undersigned on the books of the Company, on all matters set forth in the Notice of the Meeting and Proxy Statement, receipt of which is acknowledged, and upon such other and further business as may properly come before the Meeting. All proxies previously given by the undersigned in respect of the Meeting are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE, FOR THE RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OF THE MEETING.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS

AMERICAN SCIENCE AND ENGINEERING, INC.

September 14, 2006

Please date, sign and mail your proxy card in the
Envelope provided as soon as possible

V Please detach along perforated line and mail in the envelope provided V

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.   ☒

1.	ELECTION OF DIRECTORS:
	To elect	NOMINEES:
☐	FOR ALL NOMINEES	•	Anthony R. Fabiano
☐	WITHHOLD AUTHORITY	•	Denis R. Brown
☐	FOR ALL EXCEPT (See	•	Roger P. Heinisch
	instructions below)	•	Hamilton W. Helmer
		•	Ernest J. Moniz
		•	William E. Odom
		•	Mark Thompson
		•	Carl W. Vogt

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2.	RATIFICATION OF SELECTION OFI	FOR	AGAINST	ABSTAIN
	INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	☐	☐	☐
To ratify the selection of Vitale Caturano & Company, Ltd. the Company’s independent registered public accountants for the fiscal year ending March 31, 2007

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement for the Meeting and the 2006 Annual Report of the Company.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.